EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FormFactor, Inc.:

We consent to the incorporation by reference in the registration statement on Form S3 (No. 333-198760) and Form S-8 (Nos. 333-239388, 333-232990, 333-226432, 333-222551, 333-212587, 333-195744, 333-188363, 333-181450, 333-179589, 333-172318, 333-165058, 333-157610, 333-149411, 333-148198, 333-139074, 333-125918, 333-115137, and 333-106043) of FormFactor, Inc. of our report dated February 18, 2022, with respect to the consolidated balance sheets of FormFactor, Inc. as of December 25, 2021 and December 26, 2020, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 25, 2021, and the related notes, and the effectiveness of internal control over financial reporting as of December 25, 2021, which report appears in the December 25, 2021 annual report on Form 10-K of FormFactor, Inc.

/s/ KPMG LLP
Portland, Oregon
February 18, 2022